Exhibit 10.3

May 16, 2012

Mr. Greg L. Jackson

485 N. Country Manor Lane

Alpine, UT 84004

Re: Termination of Agreement

Dear Mr. Jackson,

This letter hereby terminates, effective immediately, the Agreement, dated as of November 17, 2008, by and between you and Career Education Corporation (the “Company”), relating to your obligation to tender your resignation from the Company’s Board of Directors upon certain changes in the beneficial ownership of the Company’s common stock by the Blum Group and Affiliates (as defined in the Agreement).

Pursuant to the Agreement, you executed an irrevocable resignation as director dated November 17, 2008. The Company hereby declines to accept such resignation and shall destroy it.

Please indicate your agreement with the contents of this letter by signing below.

Sincerely,

CAREER EDUCATION CORPORATION

By:	/s/ Steven H. Lesnik

Name:	STEVEN H. LESNIK

Title:	CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

ACKNOWLEDGED AND AGREED:

/s/ Greg L. Jackson
Greg L. Jackson cc: Gwen Reinke, Blum Capital Partners, L.P.